Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.


October 23, 2007

                        FIRST CLOVER LEAF FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND


       EDWARDSVILLE, Illinois - Media Contact Dennis Terry (618) 656-6122

First Clover Leaf Financial Corp. (the "Company")(Nasdaq: FCLF - News) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended September 30, 2007. The dividend will be payable to stockholders of record as of November 16, 2007 and is expected to be paid on November 26, 2007. The Company has 8,620,331 shares of common stock outstanding.
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